Exhibit 99.1
Palantir Reports Its Fourth Consecutive Quarter of GAAP Profitability; GAAP EPS of $0.03
11/2/2023
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the third quarter ended September 30, 2023.
Q3 2023 Highlights
•GAAP net income of $72 million, representing a 13% margin
◦Fourth consecutive quarter of GAAP profitability
•GAAP income from operations of $40 million, representing a 7% margin
◦Third consecutive quarter of GAAP operating profitability
•GAAP earnings per share (“EPS”) of $0.03
•Adjusted EPS of $0.07
•Revenue grew 17% year-over-year to $558 million
•Commercial revenue grew 23% year-over-year to $251 million
◦US commercial revenue grew 33% year-over-year to $116 million
•Government revenue grew 12% year-over-year to $308 million
•Customer count grew 34% year-over-year
◦US commercial customer count grew 37% year-over-year, from 132 customers in Q3 2022 to 181 customers in Q3 2023
•Adjusted income from operations of $163 million, representing a margin of 29%
◦Fourth consecutive quarter of expanding adjusted operating margins
•Cash from operations of $133 million, representing a 24% margin
•Adjusted free cash flow of $141 million, representing a 25% margin
•Cash, cash equivalents, and short-term US treasury securities of $3.3 billion
Q3 2023 TTM Highlights
•Revenue grew 16% year-over-year to $2.1 billion
•US commercial revenue grew 23% year-over-year to $403 million
•GAAP net income of $147 million, representing a 7% margin
•GAAP income from operations of $36 million, representing a 2% margin
•Cash from operations of $490 million, representing a 23% margin
•Adjusted free cash flow of $502 million, representing a 24% margin
•Adjusted income from operations of $538 million, representing a 25% margin

Q3 2023 Financial Summary

(Amounts in thousands, except percentages and per share amounts)	Third Quarter
	Amount
Revenue	$558,159
Year-over-year growth	17%

	Amount	Margin
Income from Operations	$39,983	7%
Adjusted Income from Operations	$163,272	29%
Cash from Operations	$133,443	24%
Adjusted Free Cash Flow	$140,847	25%
Net Income Attributable to Common Stockholders	$71,505
Adjusted Net Income Attributable to Common Stockholders	$155,019
Adjusted EBITDA	$171,935	31%
GAAP EPS, Diluted	$0.03
Adjusted EPS, Diluted	$0.07

Outlook
For Q4 2023, we expect:
•Revenue of between $599 - $603 million.
•Adjusted income from operations of $184 - $188 million.
•GAAP net income.
For full year 2023:
•We are raising our revenue guidance to between $2.216 - $2.220 billion.
•We are raising our adjusted income from operations guidance to between $607 - $611 million.
•We continue to expect GAAP net income in each quarter of this year.
CEO Letter
Palantir CEO Alex Karp’s quarterly letter to shareholders is available through Palantir’s website at https://www.palantir.com/q3-2023-letter.
Earnings Webcast
A live public webcast will be held at 6:00 a.m. MT / 8:00 a.m. ET today to discuss the results for our third quarter ended September 30, 2023 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantir-earnings-q3-2023. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”), sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events, our expectations regarding potential eligibility or inclusion in market indices, our expectations regarding our share repurchase program, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K for the fiscal year ended December 31, 2022 and other filings and reports that we may file from time to time with the SEC, including our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as the ongoing Russia-Ukraine conflict and Hamas’ recent attack against Israel and ensuing conflicts, rising inflation and interest rates in the U.S. and in other countries, monetary policy changes, financial services sector instability, and foreign currency fluctuations, on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release and our earnings webcast:
•Total contract value (“TCV”) is the total potential lifetime value of contracts entered into with, or awarded by, our customers at the time of contract execution and remaining deal value (“RDV”) is the total remaining value of contracts as of the end of the reporting period. Except as noted below, TCV and RDV each presume the exercise of all contract options available to our customers and no termination of contracts. However, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Further, RDV may exclude all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
•Remaining performance obligations (“RPO”) reflect the total values of contracts that have been entered into with, or awarded by, our customers and represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
•The term “strategic commercial contracts” is as defined in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023.

•“Dollar-weighted duration basis” is the total value of contracts closed in the applicable period, divided by the dollar-weighted average duration of those same contracts.
•“Annualized run rate” is the revenue for the applicable quarterly period, multiplied by four (representing four quarters to illustrate the annualized rate). Our actual results in subsequent periods may differ.
Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; and adjusted earnings (loss) per share (“EPS”), diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contact
Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$558,159	$477,880	$1,616,662	$1,397,247
Cost of revenue (1)	107,922	107,611	322,466	304,238
Gross profit	450,237	370,269	1,294,196	1,093,009
Operating expenses:
Sales and marketing (1)	176,373	182,918	547,629	512,278
Research and development (1)	105,708	100,863	295,341	277,635
General and administrative (1)	128,173	148,679	397,054	446,471
Total operating expenses	410,254	432,460	1,240,024	1,236,384
Income (loss) from operations	39,983	(62,191)	54,172	(143,375)
Interest income	36,864	5,540	88,027	7,559
Interest expense	(742)	(1,082)	(3,334)	(2,346)
Other income (expense), net	3,864	(65,046)	(8,021)	(260,714)
Income (loss) before provision for income taxes	79,969	(122,779)	130,844	(398,876)
Provision for income taxes	6,530	1,096	10,382	5,707
Net income (loss)	73,439	(123,875)	120,462	(404,583)
Less: Net income attributable to noncontrolling interests	1,934	—	4,028	—
Net income (loss) attributable to common stockholders	$71,505	$(123,875)	$116,434	$(404,583)
Net earnings (loss) per share attributable to common stockholders, basic	$0.03	$(0.06)	$0.05	$(0.20)
Net earnings (loss) per share attributable to common stockholders, diluted	$0.03	$(0.06)	$0.05	$(0.20)
Weighted-average shares of common stock outstanding used in computing net earnings (loss) per share attributable to common stockholders, basic	2,162,530	2,073,265	2,134,045	2,054,926
Weighted-average shares of common stock outstanding used in computing net earnings (loss) per share attributable to common stockholders, diluted	2,325,600	2,073,265	2,281,347	2,054,926
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$7,814	$10,525	$24,995	$33,413
Sales and marketing	39,290	48,824	116,956	147,501
Research and development	21,952	25,113	65,068	76,996
General and administrative	45,324	55,846	136,276	177,490
Total stock-based compensation	$114,380	$140,308	$343,295	$435,400

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of September 30,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,040,310	$2,598,540
Marketable securities	2,243,264	35,135
Accounts receivable, net	430,269	258,346
Prepaid expenses and other current assets	95,554	149,556
Total current assets	3,809,397	3,041,577
Property and equipment, net	50,133	69,170
Operating lease right-of-use assets	190,191	200,240
Other assets	143,696	150,252
Total assets	$4,193,417	$3,461,239
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,475	$44,788
Accrued liabilities	174,753	172,715
Deferred revenue	223,507	183,350
Customer deposits	228,986	141,989
Operating lease liabilities	52,204	45,099
Total current liabilities	688,925	587,941
Deferred revenue, noncurrent	34,880	9,965
Customer deposits, noncurrent	2,234	3,936
Operating lease liabilities, noncurrent	184,067	204,305
Other noncurrent liabilities	11,414	12,655
Total liabilities	921,520	818,802
Stockholders’ equity:
Common stock	2,174	2,099
Additional paid-in capital	8,938,050	8,427,998
Accumulated other comprehensive loss	(7,205)	(5,333)
Accumulated deficit	(5,743,004)	(5,859,438)
Total stockholders’ equity	3,190,015	2,565,326
Noncontrolling interests	81,882	77,111
Total equity	3,271,897	2,642,437
Total liabilities and stockholders’ equity	$4,193,417	$3,461,239

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income (loss)	$120,462	$(404,583)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,382	15,149
Stock-based compensation	343,295	435,400
Noncash operating lease expense	34,810	30,130
Unrealized and realized (gain) loss from marketable securities, net	11,810	260,720
Noncash consideration	(34,852)	(7,971)
Other operating activities	(13,328)	9,001
Changes in operating assets and liabilities:
Accounts receivable, net	(159,752)	(154,591)
Prepaid expenses and other current assets	(75)	(4,497)
Other assets	1,941	10,490
Accounts payable	(32,387)	(15,165)
Accrued liabilities	2,552	(828)
Deferred revenue, current and noncurrent	64,464	(44,912)
Customer deposits, current and noncurrent	84,272	44,263
Operating lease liabilities, current and noncurrent	(37,767)	(27,437)
Other noncurrent liabilities	184	(195)
Net cash provided by operating activities	411,011	144,974
Investing activities
Purchases of property and equipment	(10,254)	(35,109)
Purchases of marketable securities	(4,791,670)	(124,500)
Proceeds from sales and redemption of marketable securities	2,608,898	41,101
Proceeds from sales of alternative investments	51,072	—
Net cash used in investing activities	(2,141,954)	(118,508)
Financing activities
Proceeds from the exercise of common stock options	166,829	72,108
Other financing activities	778	(269)
Net cash provided by financing activities	167,607	71,839
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(2,113)	(12,470)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,565,449)	85,835
Cash, cash equivalents, and restricted cash - beginning of period	2,627,335	2,366,914
Cash, cash equivalents, and restricted cash - end of period	$1,061,886	$2,452,749

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve Months Ended September 30,
	2023	2022	2023	2022	2023
Income (loss) from operations	$39,983	$(62,191)	$54,172	$(143,375)	$36,346
Add: stock-based compensation	114,380	140,308	343,295	435,400	472,693
Add: employer payroll taxes related to stock-based compensation	8,909	3,133	25,954	14,464	28,646
Adjusted income from operations	$163,272	$81,250	$423,421	$306,489	$537,685
Adjusted operating margin	29%	17%	26%	22%	25%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve Months Ended September 30,
	2023	2022	2023	2022	2023
Net cash provided by operating activities	$133,443	$47,066	$411,011	$144,974	$489,774
Add: cash paid for employer payroll taxes related to stock-based compensation	8,969	3,930	25,015	17,387	26,933
Less: purchases of property and equipment	(1,565)	(14,436)	(10,254)	(35,109)	(15,172)
Adjusted free cash flow	$140,847	$36,560	$425,772	$127,252	$501,535
Adjusted free cash flow margin	25%	8%	26%	9%	24%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$71,505	$(123,875)	$116,434	$(404,583)
Add: net income (loss) attributable to noncontrolling interests	1,934	—	4,028	—
Less: interest income	(36,864)	(5,540)	(88,027)	(7,559)
Add: interest expense	742	1,082	3,334	2,346
Add: other (income) expense, net	(3,864)	65,046	8,021	260,714
Add: provision for income taxes	6,530	1,096	10,382	5,707
Add: depreciation and amortization	8,663	5,942	25,382	15,149
Add: stock-based compensation	114,380	140,308	343,295	435,400
Add: employer payroll taxes related to stock-based compensation	8,909	3,133	25,954	14,464
Adjusted EBITDA	$171,935	$87,192	$448,803	$321,638
Adjusted EBITDA margin	31%	18%	28%	23%

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$71,505	$(123,875)	$116,434	$(404,583)
Add: stock-based compensation	114,380	140,308	343,295	435,400
Add: employer payroll taxes related to stock-based compensation	8,909	3,133	25,954	14,464
Less: income tax effects and adjustments (1)	(39,775)	(3,491)	(103,714)	(5,613)
Adjusted net income attributable to common stockholders, diluted	$155,019	$16,075	$381,969	$39,668
Weighted-average shares used in computing GAAP earnings (loss) per share, diluted	2,325,600	2,073,265	2,281,347	2,054,926
Adjusted weighted-average shares used in computing adjusted earnings per share, diluted (2)	2,325,600	2,142,506	2,281,347	2,156,288
Adjusted earnings per share, diluted	$0.07	$0.01	$0.17	$0.02
————
(1) Income tax effect is based on long-term estimated annual effective tax rates of 23.0% and 22.2% for the periods ended 2023 and 2022, respectively.
(2) Includes an additional 69 million and 101 million dilutive securities for the three and nine months ended September 30, 2022, respectively, that were excluded from a GAAP perspective due to the Company’s net loss position.